Exhibit 1.1

MARSHALL & ILSLEY CORPORATION

$500,000,000 MINOTESSM

SELLING AGENT AGREEMENT

May 3, 2002

A.G. Edwards & Sons, Inc.
As Representative of the several
  Agents named in
  Schedule I attached hereto
One North Jefferson
St. Louis, MO 63103

Ladies and Gentlemen:

           The undersigned, Marshall & Ilsley Corporation, a Wisconsin corporation (the "Company"), proposes to issue and sell up to $500,000,000 aggregate principal amount of medium-term notes (the "Securities") of the Company, which may be senior or subordinated obligations of the Company to be issued, in the case of senior notes, pursuant to the provisions of an indenture (the "Senior Indenture") dated as of November 15, 1985, between the Company and The JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank and as Chemical Bank, as successor to Manufacturers Hanover Trust Company), as Trustee (the "Trustee"), as supplemented by a first supplemental indenture dated as of May 31, 1990, and a second supplemental indenture dated as of July 15, 1993 or, in the case of subordinated notes, pursuant to an indenture (the "Subordinated Indenture" and together with the Senior Indenture, the "Indenture") dated as of July 15, 1993, between the Company and the Trustee. The Securities are more fully described in the Prospectus referred to below. The Company hereby confirms its agreement with you and the other agents named in Schedule I hereto (you and the other agents being herein collectively called the "Agents") as follows:

           1.     Introductory. Subject to the terms and conditions contained in this Agreement, the Company hereby appoints each of the Agents as its agent for the purpose of soliciting offers to purchase, and each of the Agents agrees to use its reasonable best efforts to solicit, offers to purchase the Securities upon terms acceptable to the Company and at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with you. You will be acting, and have been appointed by the Agents, as purchasing agent for the Agents in connection with this Agreement and the transactions contemplated thereby. Whenever the Company determines to sell Securities pursuant to this Agreement, such Securities shall be sold pursuant to an agreement substantially in the form of Exhibit C hereto relating to such sale in accordance with the provisions of Section 3 hereof between the Company and you (the "Terms Agreement"), with you purchasing such Securities as principal for the resale to other Agents or dealers as approved by the Company (the "Selected Dealers"), which approval shall not be unreasonably withheld, each of whom will purchase as principal for distribution to their customers solely. Only Selected Dealers which have entered into a Selected Dealer Agreement, substantially in the form of Exhibit E hereto (the "Selected Dealer Agreement"), with you may participate in any offering of Securities. The Company reserves the right to offer and sell securities directly (or through one of its subsidiaries) on its own behalf without the assistance of any third-party broker or dealer, provided that the Company shall provide you with notice no later than 10 business days prior to the commencement of such offering. The Company may appoint additional agents with your approval (which approval shall not be unreasonably withheld) provided that each such agent shall become party to this Agreement and the Agreement Among Agents among you and the Agents dated as of April 30, 2002.

           2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Agents that:

        (a)     A registration statement on Form S-3 (Registration No. 333-33814) in respect of $1,500,000,000 aggregate amount of debt securities of the Company, including the Securities, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to you and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) of the Regulations under the Act, being hereinafter called the "Prospectus;" any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to the applicable form under the Act, as of the date of such Prospectus; any reference to any amendment or supplement to the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Prospectus Supplement"), shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Prospectus Supplement filed in accordance herewith) in relation to the Securities under the Act and in accordance herewith, including any documents incorporated by reference therein as of the date of such filing);

        (b)     The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

        (c)     The Registration Statement and the Prospectus conform, and at any time that the Prospectus is required to be delivered in connection with the solicitation of offers by the Agents or a dealer, and during such period until a post-effective amendment thereto becomes effective, any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

        (d)     Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations or future prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

        (e)     The Company and each of M&I Marshall & Ilsley Bank ("M&I Bank") and Metavante Corporation (M&I Bank and Metavante Corporation each, a "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each Subsidiary that is a bank is formed under the applicable federal or state laws;

       (f)     The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law); all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and except, with respect to bank subsidiaries, to the extent provided in Section 220.07 of the Wisconsin Statutes) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

        (g)     The Securities have been duly authorized, no consent, authorization, order, license or approval of any governmental authority is required by the Company to execute, issue, sell, deliver or perform under, the Securities, except for any consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the distribution of the Securities in the manner contemplated hereby, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture (subject, however, as to enforcement of the obligations thereunder, to the limitations set forth below in this paragraph), which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Securities of any particular issuance of Securities will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

        (h)     The Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal and state laws and regulations, including, without limitation, all requirements under the Exchange Act and all regulations and rules thereunder, all laws, regulations and rules restricting activities of bank holding companies and banking organizations, any noncompliance which would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

        (i)     The Company and any Subsidiary is not in breach or violation of, and the issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, a "Material Contract"); (B) any provisions of the articles of incorporation or the by-laws of the Company or any Subsidiary or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, in each case (other than in a case under clause B of this subsection (i)) the conflict, breach, violation or default of which would have a material adverse effect on the Company and its subsidiaries considered as a whole, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or party to any Material Contract is required for the execution, delivery and performance by the Company of this Agreement or the Indenture, for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the commencement date of the offering of the Securities, obtained under the Act and the Trust Indenture Act and the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the distribution of the Securities in the manner contemplated hereby. Each Material Contract is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and such unenforceability of Material Contracts which would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

        (j)     Other than as set forth in the Prospectus, there are no legal, governmental or other proceedings, formal or informal, pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which are of a character which are required to be disclosed in the Prospectus or the existence of which has a material adverse effect on the Company and its subsidiaries considered as a whole which have not been properly disclosed therein; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (k)     Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

        (l)     The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus fairly present in all material respects with respect to the Company and its consolidated subsidiaries the consolidated financial position and the consolidated results of operations and cash flows at the respective dates and for the respective periods to which they apply in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) consistently applied (except as stated therein) throughout the periods involved. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the Regulations. The Company has complied and will continue to comply with any special disclosure requirements mandated by the Regulations or otherwise with respect to its accountants except where such noncompliance would not have a material adverse effect on the Company and its subsidiaries considered as a whole. No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus;

        (m)     Neither the Company nor any Subsidiary has infringed, is infringing, or has received notice of infringement with respect to asserted Intangibles of others which in each case is reasonably likely to have a material adverse effect on the Company and its subsidiaries considered as a whole. To the knowledge of the Company or any Subsidiary, there is no Intangible of others which has had or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries taken as a whole;

        (n)     The Company has all requisite power and authority to execute, deliver, and perform this Agreement and any agreement entered into and executed in connection therewith and the Indenture, and to issue, sell, deliver, and perform the Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture. All necessary corporate proceedings of the Company or any Subsidiary have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Indenture, and the issuance, sale, delivery, and performance of the Securities. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

        (o)     Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the selling group contemplated by this Agreement, any action in violation of any applicable law or regulation designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities;

        (p)     The conditions for use of Form S-3 have been satisfied with respect to the Registration Statement, and the Company was in compliance at the time of the filing of the Registration Statement and at all times thereafter with all conditions for use of Form S-3 under the forms, rules and regulations of the Commission as in effect prior to October 21, 1992; and

        (q)     On the date of this Agreement, the Securities have been preliminarily assigned (subject to final documentation) a rating, (i) for senior Securities, of "A1" by Moody's Investors Service, Inc. ("Moody's"), "A" by Standard & Poor's Corporation ("Standard & Poor's") and "A+" by Fitch Ratings ("Fitch"), and (ii) for subordinated Securities, of "A2" by Moody's, "A-" by Standard & Poor's and "A" by Fitch.

           3.     Purchase, Sale, and Delivery of the Securities. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to you as representative of the several Agents, and the Agents agree to solicit offers to purchase the Securities upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or you, as the case may be.

           Each sale of Securities shall be made in accordance with the terms of this Agreement and the Terms Agreement to be entered into by the Company and you which will provide for the sale to, and the purchase and reoffering of, such Securities by you as principal. The offering of Securities by the Company hereunder and your agreement to purchase Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein and shall be subject to the terms and conditions herein. Each Terms Agreement shall describe the Securities to be purchased pursuant thereto by you as principal, and may specify, among other things, the principal amount of Securities to be purchased, the interest rate or formula or maturity dates of the Securities, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Securities are proposed to be reoffered, and the time and place of delivery and payment for such Securities, whether the Securities are redeemable or repayable and on what terms and conditions, and other relevant terms.

           4.     Offering.

                      (a) The Agents are to solicit offers for the Securities as soon, on or after the date hereof, as you deem it advisable so to do. For the purpose of such solicitation, the Agents will use the Prospectus as then amended or supplemented which has been most recently delivered to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein. The Agents are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities. The Agents will not use any additional marketing materials in connection with any offer or sale of the Securities other than materials approved by the Company. If an Agent elects to distribute these additional marketing materials under the so called "free writing" exemption embodied in Section 2(10)(a) of the Act (any such marketing materials, "Free Writing Materials"), the Agent will then ensure that any intended recipients of such Free Writing Materials receive a Prospectus either prior to or concurrently with their receipt of the Free Writing Materials.

                      Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Securities only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Securities without your and our prior written consent. Unless otherwise instructed by the Company, you shall communicate to the Company, orally or in writing, each offer to purchase Securities. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed offers to purchase Securities in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company agrees to pay you, as consideration for soliciting offers to purchase Securities pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Security actually sold as set forth in Exhibit A hereto (a "Concession"); provided, that the Company and you may agree to a Concession greater or less than set forth therein. The actual aggregate Concession with respect to each offering of Securities will be set forth in the related Prospectus Supplement. You and the other Agents and Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

                      (b)      Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Securities are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. Unless otherwise provided for in the Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may be amended by written agreement of the Company and you only.

           5.     Covenants of the Company. The Company covenants that it will:

                      (a)     Use its best efforts to cause the Registration Statement to remain effective at all times, and notify you or your counsel immediately (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus (other than pricing supplements or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus), (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (other than with respect to Incorporated Documents), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than with respect to Incorporated Documents), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

                      (b)     During the time when a prospectus relating to the Securities is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, the Exchange Act and the Trust Indenture Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Agents, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Trust Indenture Act, or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

                      (c)     Deliver without charge to you one signed copy of any post-effective amendment to the Registration Statement (including exhibits and Incorporated Documents filed with such post-effective amendment, which exhibits and Incorporated Documents need not be signed) other than post-effective amendments effected through the filing of Incorporated Documents, and one signed copy of any supplement to the Prospectus when such post-effective amendment or supplement is filed with the Commission, and deliver without charge to each of the several Agents such number of copies of the Prospectus, the Registration Statement, amendments and supplements thereto, if any (without exhibits or Incorporated Documents) and the Indenture, each amendment or supplement thereto, and the form of Indenture filed with the Registration Statement, as you may reasonably request.

                      (d)     Use its best efforts to maintain the qualification of, and to further qualify, the Securities for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                      (e)     Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable but in any event no later than the date upon which the Company's first annual report on Form 10-K or quarterly report on Form 10-Q containing the information required by Rule 158 under the Act is due to be filed with the Commission (including any extension of such date after having properly filed a Form 12b-25 under the Exchange Act in respect thereof) an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least twelve months ending on the last day of the period covered thereby.

                       (f)     Until the Agreement shall be terminated in accordance with the terms hereof, not, without your written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any retail-oriented debt securities of the Company which are substantially similar to the Securities except as provided in the last sentence of Section 1 hereof.

                      (g)     So long as any Securities are outstanding, to furnish to you, to the extent not readily accessible through alternative electronic sources, such additional information concerning the business and financial condition of the Company and its Subsidiaries as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

                      (h)     Apply the net proceeds received by it from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                      (i)     Furnish to you no less than two full business days prior to the date of the filing of the first Prospectus Supplement ("First Supplement") to the Prospectus with respect to the Securities, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(d).

                      (j)     File no amendment or supplement to the Registration Statement or Prospectus at any time, unless such filing shall in all material respects comply with the Act, the Trust Indenture Act, and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Agents shall have approved such filing in writing; provided however, that the provisions of this Section 5(j) shall not apply to the filing of Incorporated Documents or pricing supplements to the Prospectus or any other document relating to an offering of securities that are not Securities.

                      (k)     For so long as a prospectus relating to the Securities is required to be delivered, comply in all material respects with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company, maintain the Company's eligibility for use of Form S-3 and comply with any and all conditions for use of Form S-3 under the forms, rules and regulations of the Commission as in effect prior to October 21, 1992.

                      (l)     Comply in all material respects with all provisions of all undertakings contained in the Registration Statement.

                      (m)     Deem each acceptance by the Company of an offer for the purchase of Securities and each delivery of Securities to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate, as applicable, to the Registration Statement and Prospectus as amended and supplemented to each such time).

                      (n)     Each time that there is filed with the Commission any Annual Report on Form 10-K or, upon request by you if a Current Report on Form 8-K that is incorporated by reference into the Prospectus, the Company shall promptly furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such document or the date requested by the Agents, as the case may be, in form reasonably satisfactory to you to the effect that the statements contained in the certificate referred to in Section 7(c) hereof which were last furnished to the Agents are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 7(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

                      (o)     Each time that there is filed with the Commission any Annual Report on Form 10-K or, upon request by you if a Current Report on Form 8-K that is incorporated by reference into the Prospectus, , the Company shall promptly furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Agents and to counsel to the Agents the written opinion of counsel to the Company referred to in Section 7(a), or other counsel reasonably satisfactory to you, dated the date of filing with the Commission of such document or the date requested by you, as the case may be, in form and substance reasonably satisfactory to you, including such reductions or limitations as shall be reasonably satisfactory to you, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                      (p)     Each time that there is filed with the Commission any Annual Report on Form 10-K or, upon request by you if a Current Report on Form 8-K that is incorporated by reference into the Prospectus and contains financial statements or pro forma financial information, the Company shall promptly cause its independent auditors forthwith to furnish the Agents a letter, dated the date of the filing of such document with the Commission or the date of such request, as the case may be, in form reasonably satisfactory to you, substantially similar to the portions of the letter referred to in Section 7(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

                      (q)     Prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Securities in substantially the form attached hereto as Exhibit D (a "Pricing Supplement") and will file such Pricing Supplement with the Commission pursuant to Rule 424 under the Act not later than the close of business on the second business day after the date on which the Pricing Supplement is first used.

                      (r)     Notify you promptly if to its knowledge the rating assigned by any nationally recognized securities rating agency to any Security shall have been lowered or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any Securities, unless you have knowledge of such event.

           6.     Payment of Expenses. The Company hereby agrees to pay all expenses in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement, the Prospectus, the Indenture, and the Securities and the printing, filing, distribution, and mailing of this Agreement and related documents, including the cost of all copies thereof and of the Prospectus and any amendments or supplements thereto and the Indenture supplied to the Agents in quantities as hereinabove stated, (b) the issuance, sale, delivery, and performance of the Securities, including any transfer or other taxes payable thereon, and (c) the qualification of the Securities under state or foreign "blue sky" or securities laws, if any, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and Legal Investment Survey and the fees of counsel for the Agents and the disbursements in connection therewith. The Company also hereby agrees to pay (d) the fees of your counsel, Seward & Kissel LLP, provided that the Company's obligation under this subsection (d) shall be limited to the greater of one-half such fees and $25,000, (e) the filing fees payable to the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), if any, and the jurisdictions in which such qualification is sought, (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (h) the fees charged by rating agencies in connection with the rating of the Securities, (g) the fees of counsel for the Agents and the disbursements in connection therewith relating to all filings with the NASD, if any, and (h) all reasonable expenses incurred by you in connection with marketing materials for the Securities, provided the Company approves such expenditures in advance.

           7.     Conditions of Agents' Obligations. The obligations of the several Agents to solicit offers for the Securities, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof, to the performance by the Company of its obligations hereunder, and to the following conditions:

                      (a)     As of the date hereof, you shall have received the favorable opinion of Godfrey & Kahn, S.C., a Wisconsin service corporation, counsel for the Company, dated the date of delivery, addressed to the Agents, and in form and scope satisfactory to counsel for the Agents, with reproduced copies or signed counterparts thereof for each of the Agents, to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing (meaning it has filed its most recent annual report, paid any applicable state taxes and fees, and has not filed articles of dissolution) under the laws of the State of Wisconsin, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

           (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented;

           (iii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

           (iv) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction;

           (v) Each Subsidiary is validly existing as a state-chartered bank or corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation; all of the issued shares of capital stock of each Subsidiary are owned of record by the Company, directly or indirectly, free and clear of any perfected security interests and, to the knowledge of such counsel, any other liens, encumbrances, equities or claims;

           (vi) To such counsel's knowledge and other than as set forth in the Prospectus, there is no legal, governmental or other proceeding, formal or informal, pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which is reasonably likely to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

           (vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, and is enforceable against the Company on its terms, except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws;

           (viii) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company, will constitute valid, legally binding and enforceable obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture conforms and the Securities will conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

           (ix) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, and the Indenture has been duly qualified under the Trust Indenture Act;

           (x) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or entitle any party to terminate or call a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or to which the Company or the Subsidiaries is bound or to which the property or assets of the Company or the Subsidiaries are subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company or any material federal or State of Wisconsin statute or any material order, rule or regulation of any federal or State of Wisconsin court or governmental agency or body identified to such counsel by the Company as having jurisdiction over the Company or any of its subsidiaries or any of their properties;

           (xi) No consent, approval, authorization, order, registration or qualification of or with any federal or State of Wisconsin court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the distribution of the Securities in the manner contemplated hereby;

           (xii) The documents incorporated by reference in the Prospectus (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

           (xiii) To the knowledge of such counsel, any contract, agreement, instrument, lease, license, arrangement, or understanding required to be described in the Registration Statement or the Prospectus has been properly described therein. To the knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement;

           (xiv) To the knowledge of such counsel after due inquiry, at the time of the filing of the Registration Statement and at all times thereafter, the Company satisfied any and all conditions for use of Form S-3 under the forms, rules and regulations of the Commission as in effect prior to October 21, 1992; and

           (xv) The Registration Statement is effective under the Act, and to the knowledge of such counsel, no Stop Order has been issued and no proceeding for that purpose has been instituted or threatened. The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; they have no reason to believe that, as of the effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data therein or excluded therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data therein or excluded therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed.

           In rendering such opinion, (A) for purposes of paragraphs (vii), (viii) and (ix) above, regarding the validity, binding nature and enforceability of this Agreement, the Indenture and the Securities, such counsel may assume that the laws of the State of New York are identical to the laws of the State of Wisconsin; (B) as to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials; and (C) for purposes of paragraphs (vii), (viii) and (ix) above, with respect to the enforceability and binding nature of the Agreement, Securities and Indenture, such counsel's opinions are subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                      (b)     On or prior to the date hereof, the Agents shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Section 7(a), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

                      (c)     On the date hereof, you shall have received a certificate of the President, any Vice President or Treasurer or Assistant Treasurer or any other authorized officer of the Company, dated as of the date hereof, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus and this Agreement and that to the best of his or her knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus, as supplemented or amended, (ii) the other representations and warranties of the Company contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all material agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) there is no legal or governmental proceeding pending or, to the best of such officer's knowledge, threatened, which is required to be disclosed in the Registration Statement other than any disclosed therein and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

                      (d)      As of the date hereof, you shall have received a letter, addressed to the Agents, and in form and substance satisfactory to you, with reproduced copies or signed counterparts thereof for each of the Agents, from Arthur Andersen LLP, dated the date of delivery:

           (i)   confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission;

           (ii)   stating that, in their opinion, the audited financial statements included or incorporated by reference in each prospectus supplement (the "Prospectus Supplement") which shall be filed as a supplement to the Prospectus and reported on by them (including but not limited to the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001) comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that apply to a prospectus filed in connection with a registration statement on Form S-3 under the Act (except that certain supporting schedules are omitted);

           (iii)   based upon a reading of the latest unaudited financial statements made available by the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriters and described in detail in such letter, nothing has come to their attention that causes them to believe that the information included under the headings "Summary of Prospectus Supplement," "Ratio of Earnings to Fixed Charges" and "Description of Notes" is not in conformity with the disclosure requirements of Regulation S-K that apply to a prospectus as filed in connection with a registration statement on Form S-3 under the Securities Act;

           (iv)   based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus Supplement; (B) for the period from December 31, 2001 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, except in all instances for changes, increases or decreases that the Prospectus Supplement discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; and

           (v)   they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Prospectus Supplement agrees with the accounting records of the Company, excluding any questions of legal interpretation.

                      (e)     All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Securities shall be satisfactory in form and substance to you and to counsel for the Agents, and the Agents shall have received from such counsel for the Agents a favorable opinion, dated as of the date hereof, with respect to such of the matters set forth under Section 7(a), and with respect to such other related matters, as you may reasonably request, provided that counsel to the Agents shall have received such opinions, upon which it is expressly permitted to rely, from counsel to the Company or any other counsel that the counsel to the Agents deems necessary to render its opinion.

                      (f)     The Securities shall have been rated by at least one "nationally recognized statistical rating organization" (as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act), and by each other nationally recognized statistical rating organization that has rated the Securities, in one of its four highest categories.

                      (g)     The Indenture shall have been duly executed and delivered by the parties thereto.

                      (h)     In the event that NASD shall review the terms of the public offering of the Securities, the NASD shall not have objected to the Agents' participation in such offering.

           Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Agents shall be deemed a representation and warranty by the Company hereunder to the Agents as to the statements made therein. If any condition to the Agents' obligations hereunder to be fulfilled prior to or at the date hereof is not so fulfilled, you may on behalf of the several Agents terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

           8.     Indemnification and Contribution; Expenses.

                      (a)     Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Agent, its officers, directors, partners, employees and agents, and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to counsel fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto (other than that part of the Registration Statement or any amendment thereto which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except for statements or omissions in such Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein) or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Agent by or on behalf of such Agent expressly for inclusion in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

           If any action is brought against an Agent or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Agent (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Company, (ii) the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or (iii) such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company and the representation of the indemnified party by counsel chosen by the Company would be inappropriate due to actual or potential differing interests among the parties represented by such counsel, in any of which events such fees and expenses shall be borne by the Company (provided, however, that in connection with any claim by one or more indemnified parties relating to the same action or proceeding, the Company shall be liable only for the fees and expenses of one separate firm of attorneys in each jurisdiction in which such action or proceeding shall be brought or is pending, in each case selected by you in your sole discretion and representing all similarly affected indemnified parties) and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Agents of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, the Prospectus, the indemnity agreement contained in this Section 8(a) with respect to such Prospectus, to the extent it is based on the claim of a person who purchased Securities directly from an Agent, shall not inure to the benefit of such Agent (or to the benefit of any of its officers, directors, partners, employees and agents, or any person controlling such Agent) if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) which shall have been furnished to such Agent prior to the time it sent written confirmation of such sale to such person does not contain such statement, alleged statement, omission, or alleged omission and a copy of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) shall not have been sent or given to such person and such person shall not otherwise have received a copy thereof at or prior to the written confirmation of such sale to such person.

                      (b)     Each Agent severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the several Agents in Section 8(a), but only with respect to statements or omissions, if any, made in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to any Agent by or on behalf of such Agent expressly for inclusion in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be or which arise solely from the use by such Agent of Free Writing Materials that are not preceded by or accompanied with a copy of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus, information contained in the Prospectus Supplement that the Agents have agreed to market the Securities and that the Agents may make a market in the Securities but are not required to do so, the last two paragraphs of "Supplemental Plan of Distribution" in the Prospectus Supplement, and the information requested of Agents and their respective directors, partners, and executive officers in Items 2, 5, and 7 of the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act constitute the only information furnished in writing by or on behalf of any Agent expressly for inclusion in the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against any Agent pursuant to this Section 8(b), such Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

                      (c)     To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Trust Indenture Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company) as one entity and the Agents, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Agents are responsible for the proportion thereof equal to the percentage which the total commissions and underwriting discounts received by such Agents bears to the total sales price for the sale of Securities sold to or through the Agents to the date of such liability and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Agents in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Agents, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Agents agree that it would be unjust and inequitable if the respective obligations of the Company and the Agents for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Agents and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). Notwithstanding the provisions of this Section 8(c), in no case shall any Agent be responsible for a portion of the contribution obligation imposed on all Agents in excess of the commissions and underwriting discounts received by such Agent in connection with the Securities from which such losses, liabilities, claims, damages and expenses arise. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls an Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of an Agent shall have the same rights to contribution as such Agent and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). This Section 8(c) is intended to supersede any right to contribution under the Act, the Trust Indenture Act, the Exchange Act, or otherwise. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(c), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8(c).

                      9.     Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the date hereof, and such representations, warranties, covenants, and agreements of the Agents and the Company, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Securities to the several Agents.

                      10.     Effective Date of This Agreement and Termination Thereof.

                      (a)     This Agreement shall become effective at 9:30 A.M., New York City Time, on the first full business day following the day on which the first Prospectus supplement with respect to the Securities becomes effective or at the time of the initial public offering by the Agents of the Securities, whichever is earlier. The time of the initial public offering shall mean the time, after the First Supplement is filed with the Commission pursuant to Rule 424(b), of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Securities or the time, after the First Supplement is filed, when the Securities are first released by you for offering by the Agents or dealers, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 10, by giving the notice indicated in Section 10(b) before the time this Agreement becomes effective.

                      (b)      If you elect to prevent this Agreement from becoming effective, as provided in this Section 10, or to terminate this Agreement, you shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify you promptly by telephone, telex, or telegram, confirmed by letter.

                      (c)     The Company may elect to suspend or terminate the offering of Securities under this Agreement at any time; the Company also (as to any one or more of the Agents, including you) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, you shall suspend or terminate the participation of any Selected Dealer under the Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than five days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five]days' written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Securities shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Securities. The Company shall promptly notify the other parties in writing of any such termination.

                      (d)      You may, and, upon the request of an Agent with respect to any Securities being purchased by such Agent shall, terminate any agreement hereunder by you to purchase such Securities, immediately upon notice to the Company at any time at or prior to the settlement date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States or the international financial markets is such as to make it, in the reasonable judgment of you or such Agent or Agents, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Wisconsin authorities, or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which such Securities are denominated or payable, or if a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of the Company since that date, or (v) if there shall have come to the attention of you or such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 10, the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Securities.

                      (e)     Any Terms Agreement shall be subject to termination in the absolute discretion of the Agents on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by you to purchase Securities as principal, and the termination of any such agreement shall not require termination of this Agreement.

                      (f)     Anything in this Agreement to the contrary notwithstanding other than Section 10(h), if this Agreement shall not become effective by reason of an election pursuant to this Section 10 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the several Agents, in addition to the obligations the Company assumed pursuant to Section 6, will be to reimburse the several Agents for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed issuance, sale, delivery, and performance of the Securities and upon demand the Company agrees to pay promptly the full amount thereof to you for the respective accounts of the Agents. Anything in this Agreement to the contrary notwithstanding other than Section 10(h), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the several Agents other than for obligations assumed by the Company pursuant to Section 6.

                      (g)     Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a), 6, 8, 9, and 12 and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof and shall survive termination of this Agreement.

                      11.     Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Agent, shall be mailed, delivered, or telexed or telecopied and confirmed by letter, to such Agent at the address set forth in the Administrative Procedures attached hereto as Exhibit B; or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, 770 North Water Street, Milwaukee, WI 53202, fax number (414) 765-8097, Attention: Treasurer. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

                      12.     Parties. You represent that you are authorized to act on behalf of the several Agents named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Agents when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Agents and the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Securities), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Agents hereunder are several and not joint.

                      13.      Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

                      If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Marshall & Ilsley Corporation

By: /s/ Donald H. Wilson

Name: Donald H. Wilson

Title: Senior Vice President and Treasurer

Accepted as of the date first above written.

A.G. Edwards & Sons, Inc.

By: /s/ James E. Hodapp

Name: James E. Hodapp

Title: Vice President

On behalf of itself and the other several
Agents named in Schedule I hereto.

SCHEDULE I

AGENTS

Purchasing Agent
A.G. Edwards & Sons, Inc.

Agents:
Robert W. Baird & Co. Incorporated
UBS PaineWebber Inc.
Prudential Securities Incorporated

EXHIBIT A

CONCESSION

             The following Concessions are payable as a percentage of the non-discounted price to public of each Security sold through you.

9 months to 24 months	0.40%
more than 24 months to 36 months	0.625%
more than 36 months to 60 months	1.00%
more than 60 months to 120 months	1.50%
more than 120 months to 180 months	2.00%
more than 180 months to 240 months	2.50%
more than 240 months to 300 months	2.50%
more than 300 months to 360 months	2.50%
more than 360 months	3.00%

EXHIBIT B

ADMINISTRATIVE PROCEDURES
MARSHALL & ILSLEY CORPORATION

$500,000,000

MINOTESSM

ADMINISTRATIVE PROCEDURES

           Marshall & Ilsley Corporation (the "Corporation") may offer its medium-term senior or subordinated notes (the "Securities") on a continuing basis. The Securities will be offered by A.G. Edwards & Sons, Inc. (the "Purchasing Agent"), Robert W. Baird & Co. Incorporated, Prudential Securities Incorporated and UBS PaineWebber Inc., (collectively, the "Agents") pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the "Selling Agent Agreement") and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a "Terms Agreement"). The Securities are being resold (i) by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) directly to customers of the Agents and (ii) by the Purchasing Agent to selected broker-dealers (the "Selected Dealers") for distribution to their customers pursuant to a Selected Dealer Agreement (a "Selected Dealer Agreement") attached to the Selling Agent Agreement as Exhibit E. The Securities have been registered with the Securities and Exchange Commission (the "Commission"). The JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and as Chemical Bank, as successor to Manufacturers Hanover Trust Company), is the trustee (the "Trustee"), in the case of senior notes, pursuant to the provisions of an indenture (the "Senior Indenture") dated as of November 15, 1985, between the Company and the Trustee, as supplemented by a first supplemental indenture dated as of May 31, 1990, and a second supplemental indenture dated as of July 15, 1993 or, in the case of subordinated notes, pursuant to an indenture (the "Subordinated Indenture" and together with the Senior Indenture, the "Indenture") dated as of July 15, 1993, between the Company and the Trustee. Pursuant to the terms of the Indenture, JPMorgan Chase Bank also will serve as authenticating agent, issuing agent and paying agent.

           Unless otherwise agreed by the Agents and the Company, Securities will be purchased by the Purchasing Agent as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed to the Company).

           Each offering of Securities will be issued in book-entry form only and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Securities issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

           Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Corporate Treasury. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Securities and the details of their delivery.

           Securities will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Securities, the Indenture, the Selling Agent Agreement or information set forth in the Prospectus (as defined in the Selling Agent Agreement) and the Pricing Supplement (together referred to herein as the "Prospectus"), the relevant provisions of the Securities, the Indenture, the Selling Agent Agreement and the information set forth in Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Securities

           In connection with the qualification of Securities for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated  May 3, 2002 and a Medium-Term Security Certificate Agreement between the Trustee and DTC (the "Certificate Agreement") dated November 13, 2001 and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:

Each Security will mature on a date (the "Maturity Date") not less than nine months after the date of delivery by the Company of such Security. Securities will mature on the date specified in the relevant Pricing Supplement. "Maturity" when used with respect to any Security means the date on which the outstanding principal amount of such Security becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Securities having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of an original Security regardless of their dates of authentication.

Identification Numbers:

The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture by the Trustee. The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Security, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Security in the account of such Participants. The ownership interest of such beneficial owner in such Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:

The Trustee, at the Company's request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Securities having the same terms or (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Securities of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date (as defined below), if any, for the related Securities, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the issuing agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $400,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $400,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see "Denominations" below).

Denominations:

Unless otherwise agreed by the Company, Securities will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $400,000,000 or any other limit set by the DTC (the "Permitted Amount"). If one or more Securities having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Security or Securities and an additional Global Note will be Issued to represent any remaining principal amount of such Security or Securities. In such case, each of the Global Notes representing such Security or Securities shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Security will be issued at the percentage of principal amount specified in the Prospectus relating to such Security.

Interest:

General. Each Security will bear interest at a fixed rate. Interest on each Security will accrue from the issue date (the "Issue Date") of such Security for the first interest period and from the most recent interest payment date (an "Interest Payment Date") to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Security will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Security occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's, which will use the message to include certain information regarding the related Securities in the appropriate daily bond report published by Standard & Poor's.

Each Security will bear interest from, and including, its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Security will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Security is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor's Option). Interest will be payable to the person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Security on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Securities are subject to change without notice by the Company from time to time, but no such change will affect any Securities already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Security that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Security is issued; in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Security is issued. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Security shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:	Interest on the Securities (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Business Day:

"Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or such other place where the Securities are payable.

Payments of Principal and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for any Security is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue for the period from and after such Interest Payment Date as a result of such delayed payment.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Securities maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("Maturity") in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Securities represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 11:30 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Securities to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Security will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Security.

Procedure for Rate Setting and Posting

The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by, Securities that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set rates to be borne by any Securities in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each offering of Securities to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Securities

In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each offering of Securities that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Securities accordingly.

Purchase of Securities by the Purchasing Agent:

The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a "Trade Day"), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each offering that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Securities of a particular offering will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders

Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Securities and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Securities received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Securities will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Securities of a particular offering has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Security is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement reflecting the terms of such Security and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 6:00 p.m. (New York City Time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Security and the Trustee at the following applicable address:

if to Marshall & Ilsley Corporation, to:

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53302
Attention: Corporate Treasury
Telephone: (414) 765-8253
Telecopier: (414) 765-8097

if to A.G. Edwards & Sons, Inc. to:

A.G. Edwards & Sons, Inc.
One North Jefferson Avenue, 7th Floor
St. Louis, Missouri 63103
Attention: Julie Perniciaro
Telephone: (314) 955-5000
Telecopier: (314) 955-5989

if to Robert W. Baird & Co. Incorporated, to:

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Fixed Income Trading Desk
Telephone: (414) 298-7764
Telecopier: (414)

if to Prudential Securities Incorporated, to:

Prudential Securities Incorporated
One New York Plaza
New York, NY 10292
Attention: Jack Tate
Telephone: (212) 778-3015
Telecopier: (212) 778-2597

if to UBS PaineWebber Inc., to:

UBS PaineWebber Inc.
800 Harbor Blvd.
Weehawken, NJ 07087
Attention: Corporate Desk
Telecopier: (201) 352-6900
email: jleblanc@ubspainewebber.com
copy to:
Karen Rockey
Telecopier: (201) 902-9454
email: krockey@ubspainewebber.com

and if to the Trustee, to:

JPMorgan Chase Bank
450 West 33rd Street
New York, NY 10001
Attention: Corporate Trust Department
Telephone: (212) 946-3067
Telecopier: (212) 946-8158

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:

Seward & Kissel LLP
1200 G Street, N.W.
Suite 350
Washington, D.C. 20005
Attention: Paul T. Clark, Esq.
Telephone: (202) 737-8833
Telecopier: (202) 737-5184

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Selected Dealer Agreement, will cause to be timely delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Securities from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	The Agents will deliver a Prospectus and Pricing Supplement herein described with respect to each Security sold by it.

For each offer to purchase a Security accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Security, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Securities the Prospectus (including the Pricing Supplement) in relation to such Securities prior to or simultaneously with delivery of the confirmation of sale or delivery of the Security.

Settlement:

The receipt of immediately available funds by the Company in payment for Securities and the authentication and issuance of the Global Note representing such Securities shall constitute "Settlement" with respect to such Security. All orders accepted by the Company will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:

In the event of a purchase of Securities by any Agent, as agent, appropriate Settlement details, if different from those below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Security sold by an Agent shall be as follows:

A.

After the acceptance of an offer by the Company with respect to a Security, the Purchasing Agent will communicate the following details of the terms of such offer (the "Security Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other written means acceptable to the Company:

		1.	Principal amount of the purchase;

		2.	Whether the Securities are senior or subordinated;

		3.	Interest Rate per annum;

		4.	Interest Payment Frequency;

		5.	Settlement Date;

		6.	Maturity Date;

		7.	Price to Public;

		8.	Purchasing Agent's commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

		9.	Net proceeds to the Company;

		10.	Trade Date;

		11.	If a Security is redeemable by the Company or repayable by the Securityholder, such of the following as are applicable:

(i) The date on and after which such Security may be redeemed/repaid (the "Redemption/Repayment Commencement Date"),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

		12.	Whether the Security has a Survivor's Option;

		13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

		14.	Such other terms as are necessary to complete the applicable form of Security.

B.

The Company will confirm the previously assigned CUSIP number to the Global Note representing such Security and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Security is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Security, and the Global Note representing such Security, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Security, the aggregate principal amount of all Securities issued under the Indenture will not exceed the aggregate principal amount of Securities authorized for issuance at such time by the Company.

	C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

		1.	The information received in accordance with Settlement Procedure "A".

		2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3.

The initial Interest Payment Date for such Security, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

		4.	The CUSIP number of the Global Note representing such Securities.

		5.	The frequency of interest.

		6.	Whether such Global Note represents any other Securities issued or to be issued (to the extent then known).

	D.	DTC will credit such Security to the participant account of the Trustee maintained by DTC.

	E.	The Trustee will complete and deliver a Global Note representing such Security in a form that has been approved by the Company, the Agents and the Trustee.

	F.	The Trustee will authenticate the Global Note representing such Security and maintain possession of such Global Note.

G.

The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Security to the Trustee's participant account and credit such Security to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Security less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Security has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.

The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Security to the Purchasing Agent's participant account and credit such Security to the participant accounts of the Participants to whom such Security is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Security less the agreed upon commission so credited to their accounts.

	I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.

The Trustee will credit to an account specified by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

	K.	The Trustee will send a copy of the Global Note representing such Security by first-class mail to the Company.

L.

Each Agent and Selected Dealer will confirm the purchase of each Security to the purchaser thereof either by transmitting to the Participant to whose account such Security has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.

On a day that is a Business Day, the Trustee will send, by facsimile or electronic transmission, to the Company a statement setting forth the principal amount of Securities outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

In the event of a purchase of Securities by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement	Procedure	Time

	A	4:00 p.m. on the Trade Day.
	B	5:00 p.m. on the Trade Day.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F	12:30 a.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date.
	M	Weekly or at the request of the Company.

The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Security is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Security pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Security to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Securities having the same terms and having a principal amount that is at least equal to the principal amount of such Security to be debited. If withdrawal messages are processed with respect to all the Securities issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Securities represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Securities and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Securities previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Securities that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Securities to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes

Each time a decision has been reached to change rates, the Company will promptly advise the Agents of new rates, who will forthwith suspend solicitation of purchases of Securities at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement

Subject to the Company's representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Securities. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Securities. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Securities. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT C

TERMS AGREEMENT

_________, 20__

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202

Attention: Treasurer

          The undersigned agrees to purchase the following aggregate principal amount of Marshall & Ilsley Corporation MiNotesSM (the "Notes"):

$____________
The terms of such Notes shall be as follows:
CUSIP Number: __________
Senior or Subordinated: __________
Interest Rate: _____%
Interest Payment Frequency: __________
Settlement Date, Time and Place: __________
Maturity Date: __________
Price to Public: __________
Agent's Concession: ___%
Net Proceeds to Issuer: $_________
Trade Date: ____________
Optional Redemption/Repayment, if any: __________
Initial Redemption/Repayment Date[s]: __________
Redemption/Repayment Price: Initially ___% of Principal Amount and declining by ___% of the
    Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the
    Redemption/Repayment Price is 100% of the Principal Amount.
Survivor's Option: __________
DTC Participant Number of Holding Institution: ___________

          Pursuant to Section 5(m) of the Selling Agent Agreement (the "Selling Agent Agreement") between us and Marshall & Ilsley Corporation (the "Company") dated as of May 3, 2002, the Company affirms that the representations and warranties of the Company contained in the Selling Agent Agreement and in any certificate delivered to the Agents (as such term is defined in the Selling Agent Agreement) pursuant thereto are true and correct at the time of such acceptance, and undertakes that such representations and warranties will be true and correct at the time of delivery to the Agent or Agents or the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate, as applicable, to the Registration Statement and Prospectus (as such terms are defined in the Selling Agent Agreement) as amended and supplemented to each such time).

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

A.G. EDWARDS & SONS, INC.

By:
Title:

ACCEPTED

MARSHALL & ILSLEY CORPORATION
By:
Title:

EXHIBIT D

PRICING SUPPLEMENT

Pricing Supplement Dated:	Rule 424(b)(3)
(To Prospectus Supplement Dated _______, 2002 and Prospectus Dated , 2002)	File No. 333-________
Pricing Supplement No.

U.S. $
MARSHALL & ILSLEY CORPORATION
MINOTESSM
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
_________________________________________________________________

Trade Date: Issue Date: Lead Manager: Agents:

_________________________________________________________________

CUSIP	AGGREGATE PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO ISSUER	SENIOR OR SUB- ORDINATED	INTEREST RATE

INTEREST PAYMENT FREQUENCY	MATURITY DATE	SURVIVOR'S OPTION	REDEMPTION OR REPAYMENT YES/NO	REDEMPTION/ REPAYMENT TERMS

Other Terms:

EXHIBIT E

SELECTED DEALER AGREEMENT

<<FirstName>>
<<Company>>
<<Address 1>>
<<Address 2>>
<<City>>, <<State>> <<Postal>>

Dear Selected Dealer:

            In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or selling group or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

            1.     Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities"), pursuant to a registration statement filed under the Securities Act of 1933 (the "1933 Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein A.G. Edwards & Sons, Inc. is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

            2.     Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to A.G. Edwards & Sons, Inc., One North Jefferson, St. Louis, MO 63103. We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of [[Clearing Services] clearing for the account of] A.G. Edwards & Sons, Inc., against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

            3.     Representations, Warranties and Agreements.

            (a)     Registered Offerings. In the case of any Offering of Securities that are registered under the 1933 Act ("Registered Offering"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

            (b)     Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

            (c)     Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the "Concession". If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

            (d)     Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

            (e)     NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

            You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the NASD's Conduct Rules and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provisions of IM-2110-1 and Rules 2730, 2740 and 2750 of the NASD's Conduct Rules and (b) with Rule 2420 thereof as that Rule applies to a non-NASD member broker or dealer in a foreign country.

            You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a Concession or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

            (f)     Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. You are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Securities without our consent. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

            (g)     Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

            (h)     Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including but not limited to the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

            4.      Indemnification. You agree to indemnify and hold harmless us, any Underwriter, the Issuer, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) us or any of them, and our and their respective directors, officers, and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "Losses") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty, or agreement made by you herein.

            If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has filed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, affect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes any unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.

            5.     Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

            6.     Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

            7.     Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

            Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you will request and have received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

A.G. EDWARDS & SONS, INC.

By:
Its:

CONFIRMED: ______________________, 20___

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By:
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